Exhibit 10.1

RESCISSION AND RELEASE AGREEMENT

Port of Benton-IsoRay Medical, Inc.

THIS AGREEMENT is entered into this 2nd of May, 2017, by and between the Port of Benton, a municipal corporation of the State of Washington, as "Seller" and the IsoRay Medical, Inc., a Delaware corporation, as "Purchaser",

WHEREAS, Seller sold to the Purchaser the real property situated in Benton County, Washington, more particularly described on the attached Exhibit 1 and as part of the consideration for the purchase of the real property, the Purchaser delivered to the Seller the Development Plan dated September 10, 2015, which is attached hereto as Exhibit 2.

WHEREAS, the Purchaser has advised the Seller that Purchaser is unable to meet the obligations set forth in the Development Plan and therefore will pay the additional consideration provided for in Section 6 of the Development Plan.

WHEREAS, the Purchaser and the Seller desire to forever reciprocally release each other as to any and all obligations under the Development Plan.

WHEREAS, the parties now wish to provide for payment of the additional consideration and rescission of the Development Plan.

NOW THEREFORE, it is hereby agreed between the Seller and the Purchaser as follows:

1.	The Purchaser shall pay to the Seller One Hundred Ninety Seven Thousand Nine Hundred Dollars ($197,900.00) as additional consideration required by Section 6 of the Development Plan

2.	The Development Plan entered into between the parties shall be terminated when this Rescission and Release Agreement has been executed by both parties and the Purchaser has paid the additional consideration as stated in Section 1. After the termination, the Development Plan shall be of no further force and effect and the parties shall forever release and hold each other harmless from any and all claims that are related to or arise out of the Development Plan.

3.	After the rescission of the Development Plan, the Seller will execute and record a Deed in the form attached hereto as Exhibit 3 to remove the Development Plan as an encumbrance on the Purchaser's Title.

4.	The real property will continue to be subject to the Technology & Business Campus Covenants and the casements, reservations and restrictions of record.

5.	If either party defaults (that is, fails to perform the acts required of it) in his contractual performance herein, the non-defaulting party may seek specific performance pursuant to the terms of this Agreement, damages, or rescission.

6.	If either party hereto is required to retain an attorney to enforce any provision of this Agreement, the non-defaulting party shall be entitled to reasonable attorneys' fees regardless of whether the matter proceeds to judgment or is resolved by defaulting party curing default.

7.	There are no other verbal or other agreements which modify or affect this Agreement. Time is of the essence of this Agreement. All subsequent modifications or waivers of any condition of this Agreement shall be in writing and signed by the appropriate parties.

8.	This Agreement shall he interpreted and enforced according to the laws of the State of Washington. The venue for any action related to this Agreement shall be in Benton County, Washington.

PORT OF BENTON		ISORAY MEDICAL, INC.

By:	/s/ Scott D. Keller	By:	/s/ Thomas C. LaVoy
	SCOTT D. KELLER		THOMAS C. LAVOY
	Executive Director		Chief Executive Officer/Chairman

Date: 5-5-2017		Date: 5-2-2017

STATE OF WASHINGTON	)
	)	ss.
County of Benton	)

On this day before me personally appeared Scott D. Keller, to me known to be the Executive Director of Port, of Benton, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

GIVEN UNDER my hand and official seal this 5th day of May, 2017

/s/ Teresa A. Hancock
NOTARY PUBLIC in and for the State of
Washington, residing at Kennewick
My commission expires: 03/01/2020

STATE OF WASHINGTON	)
	)	ss.
County of Benton	)

On this day, before me personally appeared Thomas C. LaVoy, to me known to be the Chief Executive Officer and Chairman of the corporation which executed this instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

GIVEN UNDER my hand and official seal this 2nd day of May, 2017.

/s/ Teresa A. Hancock
NOTARY PUBLIC in and for the State of
Washington, residing at Kennewick
My commission expires: 03/01/2020

Attachment 1

Real Property Description

To Rescission & Release Agreement

Section 23, Township 10 North, Range 28 East, Quarter NE:

Short Plat #3453, Lot 1 Recorded in Volume 1 of Short Plats, at Page

3453, Records of Benton County, Washington under Auditor's File

Number 2014-033549, dated December 30, 2014.

Consisting of 4.20 acres (182,903 SQUARE FEET)

TOGETHER WITH AND SUBJECT TO EASEMENTS, RIGHTS-OF-WAY, COVENANTS, RESERVATIONS AND RESTRICTIONS OF RECORD AND IN VIEW.

Attachment 2

Development Plan

To Rescission & Release Agreement

ISORAY MEDICAL, INC.

Development Plan

Isoray Medical, Inc., a Delaware corporation, (hereinafter "Isoray") proposes to purchase approximately 4.20 acres of real property described on Exhibit 1 to the Real Estate Purchase and Sale Agreement (hereafter "Property") currently owned by the Port of Benton, a Washington municipal corporation (hereafter 'Tort"). This document sets forth the manner in which the property will be utilized and developed by Isoray.

Isoray agrees this Development Plan will be binding upon Isoray and its successors in title for a period of ten (10) years following the conveyance of the Property to Isoray by the Port and will be a covenant running with the land.

1.	Isoray will construct improvements on the Property in approximately the site configuration and design specifications as depicted on Exhibit 2 to this Plan. The building constructed by Isoray will contain not less than 12,000 square feet of warehouse and production space and up to 4,000 square feet of office space.

2.	Isoray will commence construction of the improvements within one hundred eighty (180) days after the conveyance of the Property and will complete the construction of the improvements within eighteen (18) months after the commencement of construction.

3.	Isoray will use the Property for its primary production facility location for ten (10) years following the conveyance of the Property to Isoray by the Port.

4.	During the ten (10) years following the conveyance of the Property from the Port, Isoray will provide jobs at this location for at least 25 full time equivalent employees.

5.	The Port has agreed to sell the Property to Isoray partially in consideration of this Development Plan and the sales price for the Property has been adjusted to reflect the covenants to which Isoray is bound under the provisions of this Development Plan.

6.	In the event Isoray fails to comply with the provisions of the Development Plan related to the construction of improvements, the use of the facility or the employment levels, the Port will provide written notice of the breach to Isoray and Isoray shall have ninety (90) days from its receipt of the notice to cure the breach. If Isoray does not cure the breach within the cure period, then Isoray will pay to the Port the difference between the sales price and the appraised value of the Property of this Property without the covenants contained in this Development Plan. The Port will have the Property appraised at the time of the default without taking into account the improvements constructed by Isoray, to value the unimproved Property at the time of the default. Payment shall be made within thirty (30) days after the date the Port delivers the appraisal to Isoray.

7.	The Port may approve amendments to this Development Plan. Any amendments must be in writing and must be approved by the Port Commission before the amendment will be effective.

8.	It is Isoray's intent to be a business partner with the Port of Benton and the City of Richland. As such, Isoray will work to make sure the Property is used in compliance with applicable laws, regulations, and the general intent and purpose of this Development Plan.

PURCHASER:
ISORAY MEDICAL, INC.

Dated: 9/10/2015	By:	/s/ Dwight Babcock
DWIGHT BABCOCK
CHIEF EXECUTIVE OFFICER

350 Hills Street #106
Richaland, WA 99354

STATE OF WASHINGTON	)
	)	ss
County of Benton	)

On this _____ day of _____________________, 2015, before me personally appeared DWIGHT BABCOCK the CHIEF EXECUTIVE OFFICER of ISORAY MEDICAL, INC. that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Sara Hansen
NOTARY PUBLIC in and for the State of
Arizona, residing at 6464 E. Grant Rd.
My commission expires: 12/1/17

EXHIBIT I

"Property — Legal Description"

TECHNOLOGY & BUSINESS CAMPUS

4.20 Acres

SECTION 23, TOWNSHIP 10 NORTH, RANGE 28 EAST, QUARTER NE:

SHORT PLAT #3453, LOT 1 RECORDED IN VOLUME 1 OF SHORT PLATS, AT PAGE 3453, RECORDS OF BENTON COUNTY, WASHINGTON UNDER AUDITOR'S FILE NUMBER 2014-033549, DATED DECEMBER 30, 2014.

CONSISTING OF 4.20 ACRES (182,903 SQUARE FEET)

TOGETHER WITH AND SUBJECT TO EASEMENTS, RIGHTS-OF-WAY, COVENANTS, RESERVATIONS AND RESTRICTIONS OF RECORD AND IN VIEW.

Attachment 3

Deed

WHEN RECORDED RETURN TO:

Thomas C. LaVoy, CEO/Chairman

Isoray Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411

QUIT CLAIM DEED

THE GRANTOR, the Fort of Benton, a municipal corporation of the State of Washington, hereby conveys and quit claims to the GRANTEE, Isoray Medical Inc., a Delaware corporation, the Grantors' right, title and interest in that certain Development Plan recorded on February 10, 2017 under Auditor's File No. 2017-003826 for the following described real property situated in Benton County, Washington, more particularly described on Exhibit 1 attached hereto.

This Deed is given for the purpose of removing the Development Plan as an encumbrance on the title of this real property.

The real property continues to be subject to easements, covenants, reservations and restrictions of record.

DATED on this17th day of May, 2017

GRANTOR:

PORT OF BENTON

By:	/s/ Scott D. Keller
SCOTT D. KELLER, PPM®
Executive Director

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF BENTON	)

On this day, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared SCOTT D. KELLER, to me known to be the Executive Director of the PORT OF BENTON which executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument.

WITNESS my hand and official hereto affixed this 17th day of May, 2017.

/s/ Teresa A. Hancock
NOTARY PUBLIC in and for the State of
Washington, residing at Kennewick
My commission expires: 03/01/2020

EXHIBIT 1

Legal Description to

The Quit Claim Deed

Section 23, Township 10 North, Range 28 East, Quarter NE:

Short Plat #3453, Lot 1 Recorded in Volume 1 of Short Plats, at Page

3453, Records of Benton County, Washington under Auditor's File

Number 2014-033549, dated December 30, 2014.

Consisting of 4.20 acres (182,903 SQUARE FEET)

TOGETHER WITH AND SUBJECT TO EASEMENTS, RIGHTS-OF-WAY, COVENANTS, RESERVATIONS AND RESTRICTIONS OF RECORD AND IN VIEW.